Exhibit (a)(14)


                             ARTICLES SUPPLEMENTARY

                         SANFORD C. BERNSTEIN FUND, INC.


                  SANFORD C. BERNSTEIN FUND, INC. (the "Fund"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:

1. The Fund is registered as an open-end company under the Investment Act of 1940, as amended.

2. The total number of shares of capital stock of all classes that the Fund has authority to issue are two billion (2,000,000,000) shares having an aggregate par value of Two Million Dollars ($2,000,000).

3. The number of shares of each portfolio (each a Portfolio, and collectively, the "Portfolios") are as follows:

         Bernstein Government Short Duration                  100,000,000 shares
         Bernstein Short Duration Plus                        100,000,000 shares
         Bernstein Diversified Municipal                      200,000,000 shares
         Bernstein Intermediate Duration                      300,000,000 shares
         Bernstein New York Municipal                         100,000,000 shares
         Bernstein California Municipal                       100,000,000 shares
         Bernstein Short Duration California Municipal         50,000,000 shares
         Bernstein Short Duration Diversified Municipal        50,000,000 shares
         Bernstein Short Duration New York Municipal           50,000,000 shares
         Bernstein Tax-Managed International Value            400,000,000 shares
         Bernstein Emerging Markets Value                     100,000,000 shares
         Bernstein International Value II                     300,000,000 shares

4. The number of authorized shares of capital stock of the Fund is increased by four billion (4,000,000,000) shares, par value $.001 per share with an aggregate par value of Four Million Dollars ($4,000,000), to six billion (6,000,000,000) shares with an aggregate par value of Six Million Dollars ($6,000,000).

5. The number of authorized shares of each Portfolio listed below is increased as follows:

                                                              Amount of                 Total
                                                              Authorized                Number of
                                                              Share                     Shares
Portfolio                                                     Increase                  Authorized
---------                                                     --------                  ----------
Bernstein Government Short Duration                          100,000,000                200,000,000
Bernstein Short Duration Plus                                100,000,000                200,000,000
Bernstein Intermediate Duration Portfolio                    300,000,000                600,000,000
Bernstein Short Duration California Municipal                 50,000,000                100,000,000
Bernstein Short Duration Diversified Municipal                50,000,000                100,000,000
Bernstein Short Duration New York Municipal                   50,000,000                100,000,000
Bernstein Emerging Markets Value                             100,000,000                200,000,000
Bernstein International Value II                             300,000,000                600,000,000

6. The number of authorized shares of each Portfolio listed below, each such portfolio to be divided into four classes with each class consisting of the number of shares indicated below, is increased as follows:


                           Amount of                 Total
                           Authorized                Number of                  Amount of Shares to
                           Share                     Shares                     be Allocated to
Portfolio                  Increase                  Authorized                 Each Class
---------                  --------                  ----------                 ----------
Bernstein                  700,000,000               800,000,000                Alliance Intermediate New York
New York                                                                        Municipal Class A:
Municipal Portfolio                                                             200,000,000

                                                                                Alliance Intermediate New York
                                                                                Municipal Class B:
                                                                                200,000,000

                                                                                Alliance Intermediate New York
                                                                                Municipal Class C:
                                                                                200,000,000

                                                                                Bernstein New York
                                                                                Municipal Class:
                                                                                200,000,000

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


Bernstein                  700,000,000               800,000,000                Alliance Intermediate California
California                                                                      Municipal Class A:
Municipal Portfolio                                                             200,000,000

                                                                                Alliance Intermediate California
                                                                                Municipal Class B:
                                                                                200,000,000

                                                                                Alliance Intermediate California
                                                                                Municipal Class C:
                                                                                200,000,000

                                                                                Bernstein California
                                                                                Municipal Class:
                                                                                200,000,000

Bernstein                  1,400,000,000             1,600,000,000              Alliance Intermediate Diversified
Diversified                                                                     Municipal Class A:
Municipal Portfolio                                                             400,000,000

                                                                                Alliance Intermediate Diversified
                                                                                Municipal Class B:
                                                                                400,000,000

                                                                                Alliance Intermediate Diversified
                                                                                Municipal Class C:
                                                                                400,000,000

                                                                                Bernstein Diversified
                                                                                Municipal Class:
                                                                                400,000,000

7. The Shares of the Portfolios classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Charter and shall be subject to the all provisions of the Charter relating to Shares generally.

8. The Board of Directors of the Fund increased the total number of authorized shares of capital stock that the Fund has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law and classified the shares of the Portfolios under the authority contained in Article V of the Charter.

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

                  IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Sanford C. Bernstein Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury, to the best of the knowledge, information and believe of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated:  October 25, 2001                    SANFORD C. BERNSTEIN FUND, INC.


                                            By:  /s/  Edmund P. Bergan, Jr.
                                               ---------------------------------
                                            Name:     Edmund P. Bergan, Jr.
                                            Title:    Secretary

ATTEST:

  /s/ Christina A. Santiago
--------------------------------
Name:  Christina A. Santiago
Title: Assistant Secretary


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